SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2003 (Date of earliest event reported)

Commission File Number 000-19627

BIOLASE TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-19627	87-0442441
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(I.R.S. Employer Identification No.)

981 Calle Amanecer

San Clemente, California 92673

(Address of Principal Executive Offices, Including Zip Code)

(949) 361-1200

(Registrant’s Telephone Number, Including Area Code)

The undersigned Registrant hereby amends the following items: Financial Statements and Exhibits of their Form 8-K dated June 4, 2003, as set forth in the pages attached hereto.

Item 7 of the Current Report on Form 8-K dated June 4, 2003 filed by BioLase Technology, Inc. is hereby amended to read in its entirety as follows:

Item 7.    Financial Statements and Exhibits.

(a)	Pro Forma Financial Information.

See Index to Financial Statements (page F-1).

(b)	Financial Statements of Business Acquired.

See Index to Financial Statements (page F-1).

(c)	Exhibits.

2.1	Asset Purchase Agreement, dated May 12, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
2.2	Amendment No. 1 to Asset Purchase Agreement, dated May 16, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
2.3	Amendment No. 2 to Asset Purchase Agreement, dated May 20, 2003, by and among American Medical Technologies, Inc., BioLase Technology, Inc. and BL Acquisition Corp.*
23.1	Consent of Hein & Associates LLP
99.1	Press Release, dated May 14, 2003.*
99.2	Press Release, dated May 22, 2003.*

* Previously filed.

BIOLASE TECHNOLOGY, INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(in thousands)

In May 2003, we acquired the American Dental Laser product line and related dental laser assets consisting of inventory, patents, customer names, and other intellectual property, from American Medical Technology, Inc. The purchase price totalled $5,737, which was comprised of a $1,825 cash payment, 308 shares of our common stock, and $105 in costs directly attributable to the acquisition. The acquisition will be accounted for as a purchase; accordingly, the tangible and identifiable intangible assets acquired will be recorded at their fair values with the residual of the purchase price recorded as goodwill. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or the financial position that would have occurred if the acquisition had been consummated as of the assumed date, nor is it necessarily indicative of the future operating results or financial position of the combined companies. We have not conducted a formal valuation of the acquired intangible and tangible assets of American Dental Laser. However, the unaudited pro forma financial information is based on assumptions that we believe are reasonable. The final allocations are likely to be different from the amounts reflected below, and may result in additional identifiable intangible assets or changes thereto, including changes to the estimated useful lives of such assets. These differences may be significant. We intend to engage an independent firm to assist us in our appraisal of the acquired assets at which time the final purchase price allocation will be made.

The unaudited combined condensed pro forma balance sheet is based on our individual balance sheet and the financial statements of American Dental Laser appearing elsewhere in this Prospectus and has been prepared to reflect our acquisition of American Dental Laser as of March 31, 2003. The unaudited combined condensed pro forma statement of operations is based on our individual statements and the financial statements of American Dental Laser appearing elsewhere in this Prospectus, and combines our results of operations and American Dental Laser for the year ended December 31, 2002 and the three months ended March 31, 2003 as if the acquisition occurred on January 1, 2002. These unaudited combined condensed pro forma financial statements should be read in conjunction with our historical financial statements and notes thereto and the financial statements of American Dental Laser included elsewhere in this Prospectus.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands)

	March 31, 2003
	BioLase	American Dental Laser	Pro Forma
			Acquisition Adjustments		Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,811	$—	$(1,930	)(A)	$3,881
Accounts receivable, net	3,706	70	(70	)(B)	3,706
Inventory	3,690	994	—		4,684
Prepaid expenses and other current assets	862	28	(28	)(B)	862

Total current assets	14,069	1,092	(2,028)		13,133
Property and equipment, net	1,750	3	—		1,753
Patents, trademarks and other intangibles, net	61	—	2,396	(C)	2,457
Goodwill	—	—	2,344	(C)	2,344
Other assets	39	—	—		39

Total assets	$15,919	$1,095	$2,712		$19,726

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Line of credit	$1,792	$—	$—		$1,792
Accounts payable and accrued liabilities	4,912	843	(843	)(B)	4,912
Customer deposits	294	—	—		294
Deferred gain on sale of building, current portion	63	—	—		63
Debt	1,257	—	—		1,257

Total current liabilities	8,318	843	(843)		8,318
Deferred gain on sale of building	126	—	—		126

Total liabilities	8,444	843	(843)		8,444
Stockholders’ equity	7,475	252	3,807	(D)	11,282
			(252	)(B)

Total liabilities and stockholders’ equity	$15,919	$1,095	$2,712		$19,726

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

(in thousands, except per share data)

Note 1—The Unaudited Pro Forma Combined Condensed Balance Sheet has been prepared to reflect the acquisition of the American Dental Laser division (“ADL”) of American Medical Technologies, Inc. (“AMT”) by us for an aggregate purchase price of $5,737, which consists of the issuance of 308 shares of Biolase common stock valued at $12.38 per share, using our average common stock price as quoted on the Nasdaq for the period from May 19, 2003 through May 23, 2003, $1,825 in cash and $105 in estimated costs directly attributable to the acquisition. The total purchase price will be allocated to the acquired tangible and intangible assets of ADL based on the fair values with the balance allocated to goodwill. The amount and components of the estimated purchase price along with the allocation to assets purchased are as follows:

Tangible assets acquired	$997
Patents, trademarks and customer lists	2,396
Goodwill	2,344

Total purchase price	$5,737

The assets acquired represent the historical assets of ADL at March 31, 2003 of $997.

Pro forma adjustments are made to reflect:

(A) The payment of $1,930 for the cash component of the purchase price which includes $1,825 per the asset purchase agreement and $105 in estimated transaction costs.

(B) The elimination of ADL assets not acquired by us and the stockholders equity accounts of ADL.

(C) The allocation of the purchase price to the $2,396 in acquired patents, trademarks and customer lists each with an estimated life of five years, and $2,344 in goodwill.

(D) The issuance of 308 shares of our common stock, which is a component of the purchase price.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Year Ended December 31, 2002
			Pro Forma
	BioLase	American Dental Laser	Acquisition Adjustment		Combined
Net sales	$29,199	$4,505	$—		$33,704
Cost of sales	11,102	3,729	—		14,831

Gross profit	18,097	776	—		18,873

Operating expenses:
Sales, marketing, general and administrative	13,932	3,877	—		17,809
Engineering and development	1,684	310	—		1,994
Restructuring costs	—	326	—		326
Amortization expense	—	—	479	(A)	479

Total operating expenses	15,616	4,513	479		20,608

Income (loss) from operations	2,481	(3,737)	(479)		(1,735)
Non-operating income (loss)	149	(14)	—		135

Net income (loss)	$2,630	$(3,751)	$(479)		$(1,600)

Net income (loss) per share—
Basic	$0.13				$(0.08)
Diluted	$0.12				$(0.08)
Shares used in computing net income (loss) per share—
Basic	19,929				20,237
Diluted	21,622				20,237

See accompanying notes to pro forma combined condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31, 2003
			Pro Forma
	BioLase	American Dental Laser	Acquisition Adjustment		Combined
Net sales	$8,668	$412	$—		$9,080
Cost of sales	3,137	296	—		3,433

Gross profit	5,531	116	—		5,647

Operating expenses:
Sales, marketing, general and administrative	4,415	211	—		4,626
Engineering and development	512	26	—		538
Amortization expense	—	—	120	(A)	120

Total operating expenses	4,927	237	120		5,284

Income (loss) from operations	604	(121)	(120)		363
Non-operating income (loss)	70	12	—		82

Net income (loss)	$674	$(109)	$(120)		$445

Net income per share—
Basic	$0.03				$0.02
Diluted	$0.03				$0.02
Shares used in calculating net income per share—
Basic	20,369				20,677
Diluted	21,713				22,021

See accompanying notes to pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS

(in thousands, except per share amounts)

Note 1—The Unaudited Pro Forma Combined Condensed Statement of Operations reflect the proposed acquisition outlined in Note 1 to the Unaudited Pro Forma Combined Condensed Balance Sheet.

(A)	Amortization expense for the acquired patents, trademarks and customer lists using an estimated useful life of five years. Goodwill resulting from the acquisition is not amortized in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 142.

Note 2—Basic and diluted net loss per share for the year ended December 31, 2002 was computed using the 19,929 shares of our common stock outstanding, plus the 308 shares issued as a component of the purchase price.

Note 3—Basic and diluted net loss per share for the three months ended March 31, 2003 was computed using the 20,369 and 21,713 shares of our common stock outstanding, respectively, plus the 308 shares issued as a component of the purchase price.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors  American Medical Technologies, Inc.

We have audited the accompanying statement of selected assets and liabilities of the American Dental Laser division (“Division”) of American Medical Technologies, Inc. (“Company”) as of December 31, 2002 and the related statements of revenues and expenses for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the statement of selected assets and liabilities of the American Dental Laser division of American Medical Technologies, Inc. as of December 31, 2002 and the statement of revenues and expenses for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Division will continue as a going concern. As discussed in Note 1 to the financial statements, the Division has incurred a net loss of $3,750,635 for the year ended December 31, 2002. This matter raises substantial doubt about the Division’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1 to the financial statements. The financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets that may result from the outcome of this uncertainty.

HEIN + ASSOCIATES LLP

Houston, Texas

June 16, 2003

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF SELECTED ASSETS AND LIABILITIES

	December 31, 2002	March 31, 2003
		(unaudited)
ASSETS
Current Assets:
Accounts receivable, less allowance for doubtful accounts of $100,000 in 2002 and $46,000 in 2003	$160,866	$69,646
Inventories, net	1,177,364	993,624
Other current assets	30,924	28,424

Total current assets	1,369,174	1,091,694
Property and equipment, net	3,586	3,020

Total assets	$1,372,760	$1,094,714

LIABILITIES AND DIVISIONAL EQUITY
Current Liabilities:
Accounts payable	$843,084	$842,852
Divisional equity:
Divisional deficit	(1,450,389)	(1,559,936)
Intercompany transactions	1,980,065	1,811,798

Total divisional equity	529,676	251,862

Total liabilities and divisional equity	$1,372,760	$1,094,714

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF REVENUES AND EXPENSES

	Year Ended December 31,	Three Months Ended March 31,
	2002	2002	2003
		(unaudited)
Revenues	$4,378,210	$1,549,296	$267,181
Royalties	126,683	33,224	144,623

	4,504,893	1,582,520	411,804
Cost of sales	3,728,669	787,811	296,337

Gross profit	776,224	794,709	115,467
Cost and expenses:
Selling, general and administrative	3,876,752	1,013,716	210,730
Research and development	309,838	60,168	26,322
Restructuring costs	326,415	—	—

Loss from operations	(3,736,781)	(279,175)	(121,585)
Other income (expense):
Other income	9,333	5,833	29,741
Interest expense	(146,787)	(27,749)	(17,686)

Loss before income taxes	(3,874,235)	(301,191)	(109,530)
Income tax expense (benefit)	(123,600)	—	17

Net loss	$(3,750,635)	$(301,191)	$(109,547)

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 2002	Three Months Ended March 31,
		2002	2003
		(unaudited)
Cash flows from operating activities:
Net loss	$(3,750,635)	$(301,191)	$(109,547)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	2,268	567	567
Provision for slow-moving inventory	1,151,514	26,132	145,654
Provision for doubtful accounts	49,942	—	—
Changes in operating assets and liabilities:
Accounts receivable	327,006	213,848	91,240
Inventories	(91,024)	(259,467)	38,084
Other current assets	67,587	12,532	2,500
Accounts payable	263,277	(25,577)	(231)
Intercompany transactions	1,980,065	333,156	(168,267)

Net cash used in operating activities	—	—	—
Cash, at beginning of period	—	—	—

Cash, at end of period	$—	$—	$—

See accompanying notes to these financial statements.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—DESCRIPTION OF BUSINESS AND BASIS OF PRESENTATION

American Dental Lasers (the “Division” or “ADL”) was a division of American Medical Technologies, Inc. (“AMT”), which develops, manufactures and markets high technology products designed primarily for general dentistry. The accompanying financial statements are derived from the historical books and records of AMT and present the statement of selected assets and liabilities and revenues and expenses applicable to the U.S. laser operations of AMT. On May 21, 2003, AMT entered into an Asset Purchase Agreement with BioLase Technology, Inc. (“BioLase”) for the sale of AMT’s laser assets for cash and stock with an aggregate value of approximately $5.6 million. The purchase price consists of $1,825,000, to be paid to Bank One to retire AMT’s debt to Bank One, and 307,500 shares of BioLase common stock.

Going Concern—The Division’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Division incurred a net loss of $3,750,635 for the year ended December 31, 2002, which raises substantial doubt about the Division’s ability to continue as a going concern.

Basic of Presentation—The accompanying unaudited financial statements of ADL for the three-month periods ended March 31, 2002 and 2003 have been prepared by management in accordance with generally accepted accounting principles for interim financial information. Accordingly, they do not include all information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments and allocations, consisting of normal recurring adjustments, considered necessary for a fair presentation have been included.

The statement of assets acquired has been prepared using the historical basis of accounting and include all of the assets and liabilities specifically identifiable with the U.S. operations of the Division. The statement of selected assets and liabilities does not include assets and liabilities of AMT which are not specifically identifiable with the Division. These assets and liabilities are as follows:

•	Trade accounts receivable arising from the sale of laser parts;

•	Prepaid insurance and similar prepaid expenses;

•	Property and equipment of AMT other than equipment acquired by BioLase;

•	Accounts payable for amounts due to vendors supplying solely non-laser inventory, a combination of laser and non-laser inventory, or selling, general and administrative goods and services; and

•	Accrued liabilities such as accrued warranty, restructuring and compensation costs.

Allocation of these assets and liabilities using methods based upon revenues, net loss, assets and equity would not necessarily be reflective of the nature of the costs incurred. Depreciation, warranty, restructuring, compensation and interest expenses have been allocated to the Division and are considered intercompany charges for use of assets and resources that are not specifically identifiable with the Division.

The statement of revenues and expenses includes all revenue and expenses attributable to the U.S. operations of the Division, including a corporate allocation of costs of shared services (including legal, finance, sales, and marketing and corporate office expenses). These costs are allocated to the Division on a basis that is considered by management to reflect most fairly or reasonably the utilization of services provided to or the benefit obtained by the Division, such as the percentage of revenues or actual utilization. Therefore, AMT used a

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

percentage of revenue approach in allocating these charges such that approximately 34.08%, 53.46% and 52.06% of these costs and expenses are allocated to ADL for the three months ended March 31, 2003 and 2002 and the year ended December 31, 2002, respectively. Management believes the methods used to allocated these amounts are reasonable. However, the financial information included herein does not necessarily reflect what the financial position or results of operation would have been had the Division operated as a stand-alone public entity during the periods covered, and may not be indicative of future results of operations or financial position. For the year ended December 31, 2002, three months ended March 31, 2002 and 2003 and such allocated costs amounted to $3,235,049, $905,890 and $227,101, respectively, and are included in operating expenses.

The details of the allocation were as follows:

	Year Ended December 31, 2002	Three Months Ended March 31,
		2002	2003
Selling, general and administrative	$2,598,798	$845,722	$200,779
Research and development	309,838	60,168	26,322
Restructuring	326,415	—	—

	$3,235,049	$905,890	$227,101

NOTE 2—SIGNIFICANT ACCOUNTING POLICIES

Accounting Estimate—The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates. The determination of the Division’s valuation allowance for inventory is a significant estimate that could change materially over the next year should circumstances affecting the Division’s current sales volumes change.

Inventories—Inventories consist of the following:

	December 31, 2002	March 31, 2003
		(unaudited)
Finished goods	$705,722	$597,939
Raw materials, parts and supplies, net of reserve for slow moving inventory of $1,449,214 and $1,594,870, respectively	471,642	395,685

	$1,177,364	$993,624

The Division’s reserve for slow moving inventory is evaluated periodically based on its current and projected sales and usage. Prior to the fourth quarter 2002, the Division’s inventory reserve was calculated by comparing on hand quantities as of the measurement date to the prior twelve months’ sales. The reserve calculation assumed that sales for each unit or part will not be less than sales for the prior twelve months. Changes to the reserves were included in costs of goods sold and had a direct impact on the Division’s financial position and result of operations. The reserve was calculated differently for finished units than it was for parts. For parts, when the on hand quantity exceeded the prior twelve months’ sales and usage, the excess inventory was calculated by subtracting the greater of the prior twelve months’ sales and usage or a base quantity of 50 from the quantity on hand. This excess was then 100% reserved. The base quantity of 50 represented

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

management’s determination of the minimum quantity of parts needed to fulfill its service, repair, and warranty obligations for five years. All parts or units with less than twelve months of sales or usage history were excluded from the calculation.

In the fourth quarter of 2002, the Division changed certain assumptions it uses in computing the inventory valuation allowance. The inventory reserve calculation remained the same for finished units, but was changed for parts. For parts, the new policy assumes that three years of projected parts usage of any given part will not be subject to a valuation allowance. Any parts on hand exceeding three years of projected usage are subject to a 100% valuation allowance. For purposes of computing the valuation allowance at December 31, 2002 and March 31, 2003, parts usage was projected at 50% of the prior 12 months part usage. This change in methodology resulted in an increase in the reserve for slow moving inventory of $854,996 versus what it would have been under the prior methodology for the year ended December 31, 2002.

Restructuring Costs—In the second quarter of 2002 AMT adopted a restructuring plan that called for the closure of its remaining sales and service branches and significant reductions in the number of employees in mid-June. As part of the restructuring, a total of 49 employees were terminated, comprised of field sales and service personnel, manufacturing employees and administrative personnel. As of September 30, 2002 AMT had vacated all of its former sales and service centers. Costs such as employee severance, lease termination costs and other exit costs have been recorded as of the date the restructuring plan was finalized. None of the expenses accrued as part of the restructuring have any benefit for future operations. Certain costs were estimated based on the latest available information. Restructuring costs were allocated to the Division based on the Division’s revenues versus total AMT revenues.

Equipment—Equipment is stated at cost less accumulated depreciation and includes only the equipment purchased by Biolase. Depreciation is computed by the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Accumulated depreciation aggregated $11,703 at December 31, 2002 and $12,270 at March 31, 2003.

Intangible assets—During 2001, the Company’s distributorship agreement with its Japanese supplier expired. The Company has been unable to secure a distributor for its products in Japan. As a result, sales in Japan were nominal in 2002. The Company had intangible assets with a carrying value of $615,924 relating to various rights to distribute products to Japan. These circumstances are indicative of an impairment of these intangible assets. These intangible assets were charged off December 2002 in accordance with FASB Statement No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which was adopted on January 1, 2002. This impairment expense is included in Selling, General and Administrative Expenses in the statement of revenues and expenses.

Revenue Recognition—The Division recognizes revenue when all of the following criteria are met: 1) a contract or sales arrangement exists; 2) products have been shipped and title has been transferred or services have been rendered; 3) the price of the products or services is fixed or determinable; 4) no further obligation exists on the part of the Division (other than warranty obligations); and 5) collectibility is reasonably assured. The Division recognizes the related estimated warranty expense when title is transferred to the customer, generally upon shipment. The Division recognizes revenue on certain sales to two of its international distributors under terms that require shipment to a local independent warehouse. The Division’s policy is to include shipping and handling costs, net of the related revenues, which are not material in costs of goods sold. There are no significant estimates or assumptions involved in determining the appropriate recognition of revenues.

Stock Based Compensation—AMT grants stock options for a fixed number of shares to employees with an exercise price no less than the fair value of the shares at the date of grant. AMT accounts for stock option grants

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

in accordance with APB Opinion No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants. Had the Company accounted for the stock under the fair value method, the Division’s net loss would not have been significantly impacted.

Income Taxes —The Division’s operations are included in the consolidated tax returns of AMT. Income tax expense (benefit) was allocated to the Division based on the pro rata revenues of the Division versus AMT as a whole for each of the respective periods included in the accompanying financial statements.

Advertising—The Division expenses advertising costs as incurred. Advertising expense approximated $131,000 in 2002 and $55,000 and $1,000 for the three months ended March 31, 2002 and 2003, respectively.

New Accounting Standards and Disclosures—In July 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” SFAS 146 requires that a liability for a cost that is associated with an exit or disposal activity be recognized when the liability is incurred. It supersedes the guidance in EITF Issue No. 94-3, “Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring).” Under EITF 94-3, an entity recognized a liability for an exit cost on the date that the entity committed itself to an exit plan. Under SFAS 146, an entity’s commitment to a plan does not, by itself, create a present obligation that meets the definition of a liability. SFAS 146 also establishes that fair value is the objective for the initial measurement of the liability. SFAS 146 will be effective for exit or disposal activities that are initiated after December 31, 2002, with early application encouraged. The adoption of SFAS 146 did not have a material impact on the Company.

AMERICAN DENTAL LASERS

(FORMERLY A DIVISION OF AMERICAN MEDICAL TECHNOLOGIES, INC.)

NOTES TO FINANCIAL STATEMENTS—(CONTINUED)

NOTE 3—LITIGATION AND CONTINGENCIES

As part of the consideration in the execution of the Asset Purchase Agreement with BioLase, AMT and BioLase agreed to enter into a Stipulation for Dismissal with Prejudice in the patent infringement lawsuit filed by BioLase against AMT in the U.S. District Court for the Central District of California, Southern District. The stipulation settles all matters between the parties arising from that lawsuit, dismisses the complaint and prohibits BioLase from bringing any further action based on the alleged patent infringement.

Also in connection with the Asset Purchase Agreement with BioLase, AMT agreed to cooperate with BioLase in the defense of the patent infringement lawsuit filed in the Federal District Court for the Central District of California by Diodem LLC. That suit, in which AMT has not been served, alleges patent infringement on four patents and seeks injunctive relief and an unspecified amount of actual and trebled damages. Because the assets which were alleged to infringe on Diodem patents were sold to BioLase in the Asset Purchase Agreement, AMT assigned to BioLase its rights to recovery under that lawsuit, and BioLase agreed to indemnify AMT against any loss it may incur as a result of its cooperation with BioLase to take action it would not otherwise have taken in the defense of the suit.

The Company is involved in certain other litigation and claims arising in the normal course of business. In the opinion of management, the resolution of these matters will not have a material adverse effect on the statement of selected assets and liabilities or statements of revenues and expenses of the Division.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 19, 2003	BIOLASE TECHNOLOGY, INC., (Registrant)

	By:	/s/ EDSON J. ROOD
Edson J. Rood Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)